                                                                      Exhibit 21




Subsidiary                                       State of Incorporation
----------                                       ----------------------

Arbor National Commercial  Mortgage, LLC                New York

Lynwood, LLC                                            New York

Rittenhouse, LLC                                        New York

Chelsea 736, LLC                                        New York